EXHIBIT 99.1

Rentech Signs Coal-to-Liquids Master License Agreement With DKRW
Advanced Fuels

DENVER, Jan. 17 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) announced today that it has signed a Master License Agreement (MLA) with DKRW Advanced Fuels LLC (DKRW-AF), a wholly-owned subsidiary of DKRW Energy LLC, headquartered in Houston, Texas, for the use of Rentech’s patented and proprietary Fischer-Tropsch (FT) coal-to-liquids (CTL) technology.

Concurrent with the signing of the MLA, DKRW-AF’s wholly owned-subsidiary, Medicine Bow Fuel & Power LLC (MBF&P), has signed an individual site license for its proposed Medicine Bow Project in Medicine Bow, Wyoming. The first phase of the project is being designed to produce 10,000 bpd of ultra-clean fuels from Carbon Basin coal and 200 MW of co-produced electric power. Ultimately, MBF&P intends to expand the CTL production capacity of the plant to a total of 40,000 bpd. Rentech will receive a combination of payments for license fees, catalyst sales and other technical service support at various times throughout the term of the license. MBF&P has already entered into an agreement with Arch Coal Inc. for the purchase of coal reserves and to act as operator for a new mine sufficient to support up to seven million tons of coal supply for the Medicine Bow project.

Under the terms of the MLA, Rentech will also be the exclusive FT technology provider for all future DKRW-AF coal-to-liquids plants. DKRW-AF will pay Rentech license fees and associated payments and will have the right to produce up to 500,000 barrels per day using the Rentech Process Technology, including the capacity from the Medicine Bow Project.

“This agreement represents a significant opportunity for the company and the ability to showcase the potential of the technology on a licensing basis. I would like to extend my appreciation to Claude C. Corkadel III, Rentech’s vice president of Strategic Programs, and his team for their work on this agreement,” stated Hunt Ramsbottom, Rentech’s president and CEO.

“The signing of this licensing agreement is a milestone for Rentech and domestic CTL development, and we appreciate DKRW-AF’s vote of confidence in choosing Rentech’s CTL technology for this vital project.

“This is the company’s first domestic CTL license application. It also marks what we believe to be the kickoff of the full domestic implementation of Rentech’s mission to develop technology and commercial projects that transform underutilized hydrocarbon resources, like coal, into valuable alternative fuels, chemicals and power. It is important to note that if the United States is going to address its energy situation in a serious manner, it is going to require management teams with vision, like those at DKRW-AF and Rentech, combining their expertise to strengthen America’s energy future by developing projects similar to Medicine Bow.

“Rentech now has multiple domestic CTL projects it is working on to acquire, develop or license; and we believe this confirms Rentech as a leading domestic provider of coal-to-liquids technology,” concluded Mr. Ramsbottom.

Additionally, each company has received the option to invest in the other entity. Rentech has an option to acquire up to 5% of DKRW-AF on the same terms as all other equity investors at the time of financial close. Rentech has granted DKRW-AF one eight-year warrant and will grant a second eight-year warrant to acquire a total of three million shares of the company’s common stock. The first warrant for one million shares was issued upon the signing of the various license agreements. The exercise price is $2.41, the volume weighted average price of Rentech’s common stock over the five-day period prior to signing a non-binding Memorandum of Understanding on September 21, 2005. The second warrant for the remaining two million shares will be issued upon MBF&P reaching financial close on the first phase of the Medicine Bow Project. The exercise price for these shares will be set at that time.

Robert Kelly, president of DKRW-AF and MBF&P, stated, “We are convinced that coal-to-liquids will play a major role in North America’s energy future. We believe that Rentech has the technology to make this vision a reality.”

About DKRW Advanced Fuels LLC

DKRW Advanced Fuels LLC is engaged in developing and investing in projects that utilize coal gasification technology, including coal-to-liquids, methanation, and integrated coal gasification combined cycle power (“IGCC”) projects. Medicine Bow Fuel & Power LLC employs both coal-to-liquids and IGCC technologies.

About Rentech, Inc.

Rentech, Inc., a Colorado corporation formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels, clean chemicals and power. To execute this strategy it utilizes its patented and proprietary Fischer-Tropsch gas-to-liquids/ coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials into clean burning, ultra-low-sulfur and ultralow-aromatic fuels (beyond detectable limits), naphtha, waxes, and fuel for fuel cells.

Safe Harbor

Certain information included in this report and other reports or materials filed or to be filed by the company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech include, but are not limited to, market conditions demand for Rentech’s technologies and fuels; the commercial success of Rentech’s and its licensees’ projects, none of which are currently operating; the impact of competitors and their licensees, many of whom have significantly more resources than Rentech or its licensees; Rentech’s and its licensees’ (including MBF&P) ability to secure agreements with potential developers or investors and our and their ability to obtain financing necessary to execute the planned projects (including Medicine Bow); a decision by development parties to move forward with a specific commercial project that would license and utilize the Rentech Process technology; the timing for completion and operation of Rentech’s and its licensees’ projects; the performance of Rentech’s and its licensees’ technologies and products; and the risk factors detailed from time to time in the company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the company’s website at: www.rentechinc.com; or Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email at ktheiss@ceocast.com.

SOURCE  Rentech, Inc.
          -0-                              01/17/2006
          /CONTACT:  Mark Koenig, Director of Investor Relations of Rentech, Inc.,
+1-303-298-8008, ext. 116, mkir@rentk.com; or Kevin Theiss of CEOcast, Inc.,
+1-212-732-4300, ktheiss@ceocast.com, for Rentech, Inc./
          /Web site:  http://www.rentechinc.com /